As filed with the Securities and Exchange Commission on April 6, 1999 and
declared effective on       , 1999.
                                                     Registration No. 333-71293
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                      PRE-EFFECTIVE AMENDMENT NO. 5
                                      to
                                   Form S-3
                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933

                                ---------------

                          Atlantic Richfield Company
            (Exact name of registrant as specified in its charter)

            Delaware                                  23-0371610
 (State or other jurisdiction of                   (I.R.S. Employer
 incorporation or organization)                   Identification No.)


                          333 South Hope Street
                         Los Angeles, California 90071
                                 213-486-3511
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            BRUCE G. WHITMORE, Esq.
                              Corporate Secretary
                          Atlantic Richfield Company

                          333 South Hope Street
                         Los Angeles, California 90071
                                 213-486-1774
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                         Copies of Communications to:

                              DIANE A. WARD, Esq.
                        Counsel -- Securities & Finance
                          Atlantic Richfield Company

                          333 South Hope Street
                         Los Angeles, California 90071
                                 213-486-2808

                                ---------------

       Approximate date of commencement of proposed sale to the public:
 From time to time after the effective date of this registration statement as determined by market conditions.

                                ---------------

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
-------------------------------------------------------------------------------
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


                Subject to completion, dated April 6, 1999

PROSPECTUS

[LOGO OF ATLANTIC RICHFIELD COMPANY]

Atlantic Richfield Company

Debt Securities

  ARCO may periodically issue debt
securities on terms determined by            . represented by certificates or
market conditions at the time of               in book-entry form; and
sale. The debt securities will be
general unsecured obligations of
ARCO. ARCO may issue debt securities
in one or more series:

                                             . subject to redemption, exchange
                                               or conversion rights by the
                                               holder or ARCO.


  . in various amounts up to                 The debt securities may be sold:
    $1,500,000,000;


                                             . directly by ARCO;
  . with various maturity dates and
    interest payment dates;

                                             . through agents selected by
                                               ARCO, or

  . at fixed, market or negotiated
    prices;

                                             . through underwriters acting
                                               alone or as part of an under-
                                               writing syndicate.

  . at par value, at a premium to
    par or with an original issue
    discount;

  . for U.S. dollars or foreign cur-
    rencies;


 This prospectus may be used to offer and sell debt securities only if ac-companied by a prospectus supplement.

 The prospectus supplement will include the specific terms of the offering, the names of the agents and underwriters, if any, the amount they are to be paid and the amount of net proceeds to ARCO.

  Prospective buyers should read the section captioned "Forward-Looking State-ments on page 4.

  These securities have not been approved by the SEC or any state securities commission, nor have these organizations determined that this prospectus is ac-curate or complete. Any representation to the contrary is a criminal offense.

  The information in this prospectus is not complete and may be changed. ARCO may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an of-fer to sell these securities and it is not soliciting an offer to buy these se-curities in any state where the offer or sale is not permitted.

The date of this Prospectus is         , 1999.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                  Prospectus
   About This Prospectus................................................... 3
   Where You Can Find More Information..................................... 3
   Forward-Looking Statements.............................................. 4
   About ARCO.............................................................. 4
   Use of Proceeds......................................................... 4
   Ratio of Earnings to Fixed Charges...................................... 5
   Description of Debt Securities.......................................... 5
   Plan of Distribution.................................................... 11
   Experts................................................................. 12
   Legal Opinion........................................................... 12

                             ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that ARCO has filed with the SEC utilizing a "shelf" registration process. Under this shelf process, ARCO may sell any combination of the debt securities described in this pro-spectus in one or more offerings up to a total dollar amount of $1,500,000,000. This prospectus provides you with a general description of the debt securities ARCO may offer. Each time ARCO sells securities, ARCO will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospec-tus and any prospectus supplement, together with additional information de-scribed under the heading "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

ARCO files annual, quarterly and special reports, proxy statements and other information with the SEC. These SEC filings are available to the public over the internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document ARCO files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

The SEC allows public companies to "incorporate by reference" the information filed with the SEC, which permits companies to disclose important information to investors and shareholders by referring them to those documents that a com-pany has incorporated by reference.

The information incorporated by reference is an important part of this pro-spectus, and information that ARCO files with the SEC after the date of this prospectus will automatically update and supersede this information. ARCO in-corporates by reference the following documents and any future filings with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until ARCO sells all $1,500,000,000 of the debt securities (ARCO's file number with the SEC is No. 1-1196):

 . Annual Report on Form 10-K for the year ended December 31, 1998, as amended through March 17, 1999.

 . Current Report on Form 8-K dated April 1, 1999, describing the merger trans-action between ARCO and BP Amoco.

The debt securities will be governed by one of two almost identical inden-tures.

The specific indenture will be identified in the prospectus supplement. Both indentures are filed as exhibits to this registration statement (File No. 333-71293) and incorporated by reference in this prospectus:

 . Indenture dated as of May 15, 1985 between ARCO and The Chase Manhattan
  Bank, N.A., as trustee.

 . Indenture dated as of January 1, 1992 between ARCO and The Bank of New York, as trustee.

You may read and copy these documents using the internet by accessing our web site at http://www.arco.com.

You may also request a paper copy of these filings at no cost, by writing or telephoning ARCO at the following address:

 Felicia Werts
 Securities Regulation Coordinator
 Atlantic Richfield Company
 333 South Hope Street
 Los Angeles, California 90071
 (Telephone: 213-486-1450).

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. ARCO is not making an offer of these debt securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                          FORWARD-LOOKING STATEMENTS

ARCO makes statements in this prospectus and the documents incorporated by reference that are considered forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Sometimes these statements will contain words such as "believes," "expects," "intends," "plans" and other similar words. These statements are not guarantees of ARCO's future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to be materi-ally different from those we may project. These risks, uncertainties and fac-tors include:

  . Worldwide general economic, business and regulatory conditions

  . The effect of crude oil and natural gas supply and demand on prices for these commodities

  . The effect of local political and economic conditions on ARCO's oil and gas exploration, development and production projects throughout the world

  . The effect of continued low crude oil prices on ARCO's ability to eco-nomically produce its existing reserves

  . ARCO's ability to realize before tax cost savings of $350 million in 1999 and $500 million in 2000 as a result of its global cost reduction program and to realize its proposed reductions in capital expenditures

  . The ability of ARCO and BP Amoco to effect the merger transaction an-nounced on March 31, 1999.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. You should read the description found under the caption "Safe Harbor for Forward-Looking Statements" in the 1998 10-K. These forward-looking statements represent ARCO's estimates and assumptions only as of the date of this prospectus.

                                  ABOUT ARCO

ARCO's corporate headquarters are located at:

  333 South Hope Street
  Los Angeles, California 90071
  (213) 486-3511

ARCO began operations in 1866 as the Atlantic Petroleum Storage Company. In 1966 Richfield Oil Corporation was merged into the Company. Sinclair Oil Cor-poration was merged into ARCO in 1969. The Anaconda Company was acquired by ARCO in 1977 and was merged into ARCO in 1981. ARCO became a Delaware corpora-tion in 1985.

ARCO is a global oil and gas enterprise. Its upstream exploration and produc-tion operations are focused in Alaska, the Gulf of Mexico (through its 82% owned subsidiary, Vastar Resources, Inc.), China, Indonesia, the United King-dom North Sea, North Africa and Northern South America. The Alaska oil produc-tion is integrated with ARCO's refining and marketing operations in the West-ern United States. These include a marine fleet, two refineries and branded consumer marketing outlets located primarily in six Western states.

On March 31, 1999, ARCO and BP Amoco announced that each of their Boards of Directors had signed a definitive merger agreement, under which ARCO will ef-fectively become a wholly-owned subsidiary of BP Amoco. The completion of the merger is subject to shareholder approval of both companies and various regu-latory and governmental approvals.

                                USE OF PROCEEDS

ARCO was in a working capital deficit position of $3 billion at December 31, 1998 as a result of using short-term borrowings instead of issuing long-term debt during 1997 and 1998. The net proceeds from the sale of the debt securi-ties will be used for general corporate purposes, primarily for the replace-ment of short-term debt with long-term debt. The proceeds may also be used for capital expenditures, the scheduled retirement of long-term debt, and other corporate purposes. The issuance of long-term debt under this prospectus will not necessarily reduce or eliminate the working capital deficit. Depending on the revenues earned and cash received during 1999 from the sale of assets, ARCO may increase total indebtedness during the remainder of the year. For current information on ARCO's commercial paper balances and average interest rate, see our most recent Form 10-K. See "Where You Can Find More Informa-tion."

                      RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges for the five years ended December 31, 1998:

                            Year ended December 31,
-------------------------------------------------------------------------------
1998       1997 1996 1995 1994
----       ---- ---- ---- ----
(1.35)(a)  4.29 4.27 2.42 1.94

The ratios of earnings to fixed charges were computed by dividing earnings (deficit) by fixed charges. For this purpose, earnings include income from continuing operations before income taxes, minority interest and fixed charges. Fixed charges include interest, amortization of debt expense and the estimated interest component of rentals.
---------

(a) In 1998, the negative ratio indicates a less than one-to-one earnings cov-erage of fixed charges. Fixed charges of $599 million combined with an earn-ings deficit of $809 million per the ratio of earnings to fixed charges calcu-lation resulted in a $1.4 billion deficiency in a one-to-one earnings coverage of fixed charges in 1998. The deficiency includes a before tax net charge of approximately $1.35 billion for asset writedowns, restructuring costs and a tax refund in the fourth quarter of 1998.

                        DESCRIPTION OF DEBT SECURITIES

The debt securities will be issued under one of two almost identical inden-tures:

 . Indenture dated as of May 15, 1985 between ARCO and The Chase Manhattan
  Bank, N.A., as trustee; or

 . Indenture dated as of January 1, 1992 between ARCO and The Bank of New York, as trustee.


The following description of the debt securities sets forth certain general terms and provisions of the debt securities to which this prospectus and any prospectus supplement may relate. The particular terms of any series of debt securities and the extent to which the general provisions may apply to a par-ticular series of debt securities will be described in a prospectus supplement relating to that series.

ARCO has summarized selected provisions of the indentures below. The summary is not complete. The indentures have been filed as exhibits to this registra-tion statement and you should read the indentures for provisions that may be important to you.

Because we have included only a summary of the indenture terms, you must read the indenture in full to understand every detail of the terms of the debt se-curities. If you would like to read the entire indenture, see "Where You Can Find More Information."

General

The indenture does not limit the aggregate principal amount of debt securities that ARCO can issue. The indenture provides for the issuance of debt securi-ties in one or more series, in an aggregate principal amount authorized by the board of directors prior to issuance. All securities issued under the indenture will be general unsecured obligations of ARCO and will rank equally with all of ARCO's other unsecured and unsubordinated out-standing indebtedness. The indenture does not limit the amount of other unsecured indebtedness or securities that ARCO may issue.

Unless otherwise indicated in a prospectus supplement, the debt securities will not benefit from any covenant or other provision that would afford hold-ers special protection in the event of a highly leveraged transaction involv-ing ARCO, except for any protection provided by the provisions described below under "Limitation on Liens" and "Limitations on Sale and Leaseback Transac-tions." No service charge will be made for any registration of transfer or ex-change of the debt securities, but ARCO may require the holder to pay any ap-plicable tax or other governmental charge.

Prospectus Supplement

Each prospectus supplement will identify the indenture and the trustee for that particular series of debt securities. The terms "trustee" and "indenture" are used in this prospectus to refer to the particular trustee and indenture identified in the prospectus supplement for each series of debt securities.

Each prospectus supplement will include some or all of the following specific terms:

 . the designation of such debt securities;

 . any limit upon the aggregate principal amount and currency or currency unit of such debt securities;

 . the denominations in which such debt securities are authorized to be issued if other than $1,000;

 . the percentage of their principal amount at which such debt securities will be issued;

 . the date on which such debt securities will mature;

 . if the debt securities are to bear interest, the rate per annum at which such debt securities will bear interest (or the method by which such rate will be determined);

 . the times at which such interest, if any, will be payable or the manner of determining the same;

 . the date, if any, after which such debt securities may be redeemed or pur-chased and the redemption or purchase price;

 . the sinking fund requirements, if any;

 . special United States federal income tax considerations, if any;

 . information with respect to registration, transfer and exchange and payment of certificates issued in certificate form, if applicable;

 . the manner in which the amount of any payments of principal and interest on the debt securities determined by reference to an index are determined; and

 . any other terms of the debt securities not inconsistent with the indenture.

The prospectus supplement may contain information with respect to additional covenants that may be included in the terms of a series of debt securities.

Limitation on liens

The indenture provides that, so long as any debt securities issued under the indenture are outstanding, ARCO will not permit any of its outstanding indebt-edness to be secured by a lien on its Restricted Property unless the debt se-curities are also secured. Nor will ARCO permit any of its Restricted Subsidi-aries to do the same. This restriction will not apply to:

(1) Liens affecting property of a business existing at the time it is acquired or at the time it is merged into or consolidated with ARCO or a subsidi-ary;

(2) Liens on property existing at the time of acquisition of that property or incurred to secure payment of the purchase price or to secure indebtedness incurred prior to, at the time of, or within

   24 months after the acquisition of that property for the purpose of financ-ing all or part of the purchase price;

(3) Liens on property to secure all or part of the cost of exploration, drill-ing or development of the property or all or part of the cost of improving any property or liens to secure indebtedness to provide funds for any such activities;

(4) Liens that secure only indebtedness owing by a subsidiary of ARCO to ARCO or to another subsidiary of ARCO;

(5) Liens to secure indebtedness incurred in connection with pollution control or abatement facilities or other forms of industrial revenue bond financ-ing and liens to government entities; and

(6) any extension, renewal or replacement of any lien referred to in clauses
    (1) through (5) above.

ARCO and any one or more of its Restricted Subsidiaries may, without securing the debt securities, issue, assume or guarantee indebtedness secured by a lien which would otherwise be subject to the lien restrictions. The aggregate prin-cipal amount of this indebtedness, together with all other indebtedness of ARCO and its Restricted Subsidiaries, may not exceed 10% of consolidated net tangible assets of ARCO and its consolidated subsidiaries. Under the inden-ture, the following types of transactions will not be deemed to create indebt-edness secured by liens:

(1) the sale or other transfer of oil, gas or other minerals in place for a period of time until, or in an amount such that, the transferee will real-ize a specified amount of money or such minerals, or the sale or other transfer of any other interest in property of the character commonly re-ferred to as a production payment; and

(2) Liens required by any contract or statute in order to permit ARCO or a subsidiary of ARCO to perform any contract or subcontract made by it with or at the request of the United States, any state or any department, agency or instrumentality of either.

The term "indebtedness" of a person means all indebtedness, whether or not represented by bonds, debentures, notes or other securities, created or assumed by that person for the repayment of money borrowed and all payment ob-ligations of that person as lessee under capital leases. Under the indenture, all indebtedness upon which a person customarily pays interest, if secured by a lien upon property owned by ARCO or any subsidiary of ARCO, will be deemed to be indebtedness of such person, although such person has not assumed or be-come liable for the payment of such indebtedness. All indebtedness of others guaranteed as to payment of principal by any person or in effect guaranteed by that person through a contingent agreement to purchase such indebtedness will also be deemed to be indebtedness of that person. Indebtedness of a person will not include amounts payable out of all or a portion of the oil, gas, nat-ural gas, carbon dioxide, sulphur, helium, coal, metals, minerals, steam, tim-ber or other natural resources produced, derived or extracted from properties owned or developed by that person.

The indenture defines the term "consolidated net tangible assets" as the total amount of assets of ARCO and its subsidiaries on a consolidated basis after deducting:

(1) all current liabilities (excluding any which are, by their terms, extendi-ble or renewable at the option of ARCO or its subsidiaries to a time more than 12 months after the determination date); and

(2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets.

The indenture defines the term "subsidiary" of ARCO as a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by ARCO, by one or more other subsidiaries, or by ARCO together with one or more other subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether or not any other class of stock has such voting power by reason of any contingency.

The term "Restricted Property" means any of ARCO's or its subsidiary's oil or gas producing properties or refining or manufacturing plants located in the continental United States, unless the board of directors determines that a par-ticular facility is not a principal plant and any shares of capital stock or indebtedness of a Restricted Subsidiary.

The term "Restricted Subsidiary" means any subsidiary which owns Restricted Property unless substantially all such subsidiary's physical properties are lo-cated outside the continental United States.

The indenture also provides that if, following

  . a consolidation or merger of ARCO with or into another corporation, or

  . a sale or conveyance of all or substantially all of the property of ARCO or of a Restricted Subsidiary to any other corporation any of the property of ARCO or of a Restricted Subsidiary would become subject to any lien, then ARCO will first secure the debt securities with a lien equally and ratably with any other obligations of ARCO or the Restricted Sub-sidiary entitled to be secured.

Limitation on Sale and Leaseback

ARCO agrees that neither it nor any Restricted Subsidiary will enter into any sale and leaseback transaction with respect to any Restricted Property with any person (other than ARCO or a subsidiary) unless either of the two following conditions is met:

  . ARCO or such Restricted Subsidiary would be entitled to incur debt in a principal amount at least equal to the value of the sale and leaseback transaction secured by a lien on the property to be leased without se-curing the debt securities; or

  . ARCO pays off funded debt in an amount equal to the value of the sale and leaseback transaction within four months of the transaction.

Events of Default

Unless a particular series of debt securities provides otherwise, the following are events of default that apply to the series of debt securities described in the prospectus supplement:


(1) failure to pay principal of (or premium, if any, on) any debt security of that series when due;

(2) failure to pay any interest on any debt security of that series when due, continued for 30 days;

(3) failure to deposit any sinking fund payment, when due, in respect of the debt securities of that series, continued for 30 days;

(4) failure to perform other covenants of ARCO in the indenture, continued for 90 days after written notice;

(5) certain events of bankruptcy, insolvency or reorganization; and

(6) any other event of default that may be specified with respect to the debt securities of that series.

If an event of default occurs with respect to any outstanding series of debt securities as described in clause (1), (2), (3) or (6) above, the principal amount of all outstanding debt securities of that particular series may be de-clared due and payable immediately by either:

(A) the trustee; or

(B) the holders of at least 25% in principal amount of that series.

If an event of default occurs as described in clauses (4) or (5) above, the principal amount of all outstanding debt securities may be declared due and payable immediately by either:

(A) the trustee; or

(B) the holders of at least 25% in principal amount of all outstanding debt se-curities under the indenture.

At any time after a declaration of acceleration with respect to a series of debt securities has been made, the holders of a majority in principal amount of the outstanding debt securities of the series may, except in the case of an event of default described in clauses (1) and (2) above, waive such accelera-tion. This waiver must be made before a judgment or decree for payment of the debt securities has been obtained.

There are no cross-default provisions applicable to any indebtedness outstand-ing under the indentures. Depending on the terms of certain other indebtedness of ARCO, such as bank indebtedness, that may be outstanding from time to time, an event of default under the indenture may give rise to cross-defaults on other indebtedness of ARCO.

The indenture requires ARCO to file annually with the trustee an officers' cer-tificate as to the absence of certain defaults under the terms of the inden-ture. The trustee must notify holders of any default in payment of principal or interest.

The trustee is under no obligation to exercise any of its rights under the in-denture at the direction of the holders of the debt securities unless such holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for indemnification, the holders of a majority in principal amount of the outstanding debt securities of the particular series affected have the right to direct the proceeding for any remedy available to the trustee.

Modification

Modifications and amendments of the indenture may be made by ARCO and the trustee with the consent of the holders of a majority in principal amount of the outstanding debt securities under the indenture affected by such change. However, without the consent of each holder affected by such change, no modifi-cation or amendment may:

(1) extend the fixed maturity date of the principal of, or any installment of interest on, any debt security;

(2) reduce the principal amount of, or the premium, if any, or interest on, any debt security;

(3) change the currency, currencies or currency unit or units in which the principal of, or premium, if any, or interest on, any debt security is to be paid; or

(4) reduce the percentage in principal amount of outstanding debt securities required to consent to a modification or amendment of the indenture or to a waiver of compliance with certain provisions of the indenture or to a waiver of certain defaults.

Consolidation Merger and Sale of Assets

ARCO, without the consent of any holders of outstanding debt securities, may consolidate with or merge into, or sell or convey its assets substantially as an entirety to, any other corporation, provided that:

(1) the person formed by such consolidation or into which ARCO is merged or which acquires such assets of ARCO expressly assumes by supplemental inden-ture ARCO's obligations on the debt securities and under the indenture; and

(2) other conditions described in the indenture are met.

Upon compliance with these provisions, ARCO will be relieved of its obliga-tions under the indenture and the debt securities.

Book-Entry Debt Securities -- Registration, Transfer, Exchange and Payment

ARCO intends to issue each series of debt securities in "book-entry" form, represented by one or more global certificates registered in the name of The Depositary Trust Company, New York, New York (DTC), or its nominee. However, ARCO reserves the right to issue debt securities in certificate form regis-tered in the names of the holders of the debt securities.

Ownership of beneficial interests in the global certificates representing the particular series of debt securities will be limited to persons who have ac-counts with DTC (participants), or persons that may hold interests through participants. DTC will keep on its computerized book-entry and transfer system a record of the principal amounts of debt securities held in the accounts of the participants. Participants, in turn, will keep records of the interests of their clients who have purchased debt securities through them. Beneficial in-terests in the global certificates may be shown only on, and may be trans-ferred only through, records maintained by DTC and its participants. The laws of some states require that certain purchasers of securities take delivery of such securities only in certificate form. Such laws may limit the ability of holders of beneficial interests in the global certificates to transfer those interests to certain persons who might otherwise wish to purchase those inter-ests.

DTC has provided us the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the pro-visions of Section 17A of the Securities Exchange Act of 1934. DTC holds secu-rities that its participants deposit with DTC. DTC also records the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participant's ac-counts. This eliminates the need to exchange certificates. Participants in-clude securities brokers and dealers, banks, trust companies, clearing corpo-rations and certain other organizations.

DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a partici-pant. The rules that apply to DTC and its participants are on file with the SEC.

DTC is owned by a number of its participants and by the New York Stock Ex-change, Inc., The American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

Payments of interest and principal will be made to DTC, who in turn will credit payment to the accounts of its participants. It is DTC's current prac-tice, upon receipt of any payment of principal or interest, to credit partici-pants' accounts on the payment date according to their respective holdings of beneficial interests in the global certificates as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to participants whose accounts are credited with certificates on a rec-ord date, by using an omnibus proxy. Payments by participants to holders of beneficial interests in the global certificates, and voting by participants, will be governed by the customary practices between the participants and hold-ers of beneficial interests, as is the case with securities held for the ac-count of customers registered in "street name."

ARCO and the trustee and the paying agent will treat DTC as the sole owner of the global certificates for all purposes. Ac-cordingly, ARCO, the trustee, and any paying agent will have no responsibility or liability:

 . for the records relating to beneficial ownership interests in the global cer-tificates; or

 . for the payments of principal and interest due for the accounts of beneficial holders of interests in the global certificates.

Unless ARCO decides to issue the debt securities in certificate form, the global certificates representing a series of debt securities may not be trans-ferred. However, a global certificate may be transferred by DTC to its nominees or successors.

A series of debt securities represented by global certificates will be ex-changeable for debt securities in certificate form with the same terms in au-thorized denominations only if:

 . DTC notifies ARCO that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by ARCO within 90 days; or

 . ARCO decides not to require all of the debt securities of a series to be rep-resented by global certificates and notifies the trustee of that decision.

ARCO has obtained the foregoing information concerning DTC and DTC's book-entry system from DTC and other sources it believes reliable, but takes no responsi-bility for the accuracy of this information.

Concerning the Trustee

The indenture contains certain limitations on the right of the trustee, as a creditor of ARCO, to obtain payment of claims and to realize on certain prop-erty received with respect to such claims, as security or otherwise. The trustee is permitted to engage in other transactions, except that, if it ac-quires any conflicting interest, it must eliminate that conflict or resign. Each of The Chase Manhattan Bank, N.A., trustee under the 1985 Indenture, and The Bank of New York, trustee under the 1992 Indenture, also acts as trustee under other outstanding series of debt securities of ARCO and extends credit to ARCO and its subsidiaries in the ordinary course of business.

                              PLAN OF DISTRIBUTION

ARCO may sell the debt securities:

(1) through underwriters or dealers,

(2) directly to a limited number of institutional purchasers or to a single purchaser, or

(3) through agents.

The prospectus supplement with respect to a series of debt securities will set forth the terms of the offered debt securities, including the name or names of any underwriters, the purchase price, the proceeds to ARCO, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the debt securities may be listed.

If underwriters are used in the sale, the debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless oth-erwise set forth in the prospectus supplement, the obligations of the under-writers to purchase the debt securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the debt secu-rities if any are purchased. Any initial public offering price and any dis-counts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Debt securities may be sold directly by ARCO or through agents designated by ARCO from time to time. Any agent involved in the offer or sale of debt securi-ties in respect of which this prospectus is deliv-ered will be named, and any commissions payable by ARCO to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the prospectus supplement, ARCO will authorize agents, un-derwriters or dealers to solicit offers by certain specified institutions to purchase debt securities from ARCO at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicita-tion of such contracts.

Underwriters and agents may be entitled under agreements entered into with ARCO to indemnification by ARCO against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make in re-spect thereof. Agents and underwriters may be customers of, engage in transac-tions with, or perform services for ARCO in the ordinary course of business.

                                    EXPERTS

PricewaterhouseCoopers LLP, formerly known as Coopers & Lybrand L.L.P., independent accountants, audited ARCO's consolidated financial statements which are incorporated by reference in this prospectus in reliance on the au-thority of PricewaterhouseCoopers LLP, as experts in accounting and auditing.

                                 LEGAL OPINION

The legality of debt securities offered hereby will be passed upon for ARCO by Diane A. Ward, Esq., Counsel-- Securities and Finance of Atlantic Richfield Company, 333 South Hope Street, Los Angeles, California 90071. As of December 31, 1998, Ms. Ward owned directly or indirectly approximately 1,834 shares of Common Stock of ARCO and owned directly options to purchase 900 shares of such stock.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     SEC registration fee............................................. $417,000
     Rating Agency Fees...............................................  300,000*
     Fees and expenses of the Trustee.................................   50,000*
     Printing and engraving expenses..................................  100,000*
     Accounting fees..................................................   70,000*
     Qualification under state securities laws........................   15,000*
     Miscellaneous....................................................    5,000*
                                                                       --------
                                                                       $957,000
                                                                       ========

--------
* Estimated and subject to future contingencies.

Item 15. Indemnification of Directors and Officers.

  Reference is made to Section 25 of the By-Laws of the Company and to Section 145 of the General Corporation Law of the State of Delaware as set forth below.

  Section 25 of the By-Laws of the Company provides:

    (a) Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved or is threatened to be in-volved (as a witness or otherwise) in or otherwise requires representation by counsel in connection with any threatened, pending or completed action, suit or proceeding, or any inquiry that such person in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, and the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as such a director, officer, employee or agent, shall be in-demnified and held harmless by the Company to the fullest extent authorized by the General Corporation Law of Delaware, as the same exists or may here-after be amended (but, in the case of any such amendment with reference to events occurring prior to the effective date thereof, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amend-
  ment), against all costs, charges, expenses, liabilities and losses (in-cluding attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer (or to serve another entity at the request of the Company) and shall inure to the benefit of such person's heirs, personal representatives and estate; provided, howev-er, that, except as provided in paragraph (b) hereof, the Company shall in-demnify any such person seeking indemnification in connection with a pro-ceeding (or part thereof) initiated by such person against the Company only if such proceeding (or part thereof) was authorized prior to its initiation by a majority of the disinterested members of the Board of Directors of the Company. The rights to indemnification conferred in this Section shall in-clude the right to be paid by the Company any expenses incurred in defend-ing any such proceeding in advance of its final disposition; provided, how-ever, that, if the General Corporation Law of Delaware requires, payment shall be made to or on behalf of a person only upon delivery to the Company of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such person is not enti-tled to be indemnified under this Section or otherwise. The rights to in-demnification conferred in this Section shall be deemed to be a contract between the Company and each person who serves in the capacities described above at any time while this Section is in effect. Any repeal or modification of this Section shall not in any way diminish any rights to indemnification of such person or the obligations of the Company arising hereunder.

    (b) Right of claimant to bring suit. If a claim under paragraph (a) of this Section is not paid in full by the Company within sixty days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part, the claimant shall be en-titled to be paid also the expense of prosecuting or defending such claim. In any action brought by the claimant to enforce a right to indemnification hereunder or by the Company to recover payments by the Company of expenses incurred by a claimant in a proceeding in advance of its final disposition, the burden of proving that the claimant is not entitled to be indemnified under this Section or otherwise shall be on the Company. Neither the fail-ure of the Company (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, nor an ac-tual determination by the Company (including its Board of Directors, inde-pendent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall create a presumption that the claimant has not met the applicable standard of conduct or, in the case of such an action brought by the claimant, be a defense to the action.

    (c) Non-exclusivity of rights. The right to indemnification and the pay-ment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Company's Certificate of Incorporation, any By-Law, any agreement, a vote of Company stockholders or of disinterested Company directors or otherwise, both as to action in that person's official capacity and as to action in any other capacity by holding such office, and shall continue after the person ceases to serve the Company as a director or officer or to serve an-other entity at the request of the Company.

    (d) Insurance. The Company may maintain insurance, at its expense, to protect itself and any director or officer of the Company or another corpo-ration, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnity such persons against such expense, liability or loss under the General Corporation Law of Delaware.

    (e) Indemnity agreements. The Company may from time to time enter into indemnity agreements with the persons who are members of its Board of Di-rectors and with such officers or other persons as the Board may designate, such indemnity agreements to provide in substance that the Company will in-demnify such persons to the fullest extent of the provisions of this Sec-tion 25.

    (f) Indemnification of employees and agents of the Company. The Company may, under procedures authorized from time to time by the Board of Direc-tors, grant rights to indemnification, and to be paid by the Company the expenses incurred in defending any proceeding in advance of its final dis-position, to any employee or agent of the Company to the fullest extent of the provisions of this Section 25.

  Section 145 of the General Corporation Law of the State of Delaware provides:

    (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed ac-tion, suit or proceeding, whether civil, criminal, administrative or inves-tigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corpo-ration as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settle-ment actually and reasonably incurred by him in connection with such ac-tion, suit or proceeding if he acted in good faith and in a manner he rea-sonably believed to be in or not opposed to the best interests of the cor-poration, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best in-terests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed ac-tion or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, em-ployee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corpo-ration, partnership, joint venture, trust or other enterprise against ex-penses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indem-nification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circum-stances of the case, such person is fairly and reasonably entitled to in-demnity for such expenses which the Court of Chancery or other court shall deem proper.

    (c) To the extent that a director, officer, employee or agent of a corpo-ration has been successful on the merits or otherwise in defense of any ac-tion, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and rea-sonably incurred by him in connection therewith.

    (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as autho-rized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who were not parties to such action, suit or proceed-ing, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

    (e) Expenses (including attorneys' fees) incurred by an officer or direc-tor in defending any civil, criminal, administrative or investigative ac-tion, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an un-dertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemni-fied by the corporation as authorized in this section. Such expenses (in-cluding attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

    (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another ca-pacity while holding such office.

    (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partner-ship, joint venture, trust or other enterprise against any liability as-serted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

    (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corpora-tion (including any constituent of a constituent) absorbed in a consolida-tion or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the re-quest of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with re-spect to the resulting or surviving corporation as he would have with re-spect to such constituent corporation if its separate existence had contin-ued.

    (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any ex-cise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its partici-pants or beneficiaries; and a person who acted in good faith and in a man-ner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

    (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when au-thorized or ratified, continue as to a person who has ceased to be a direc-tor, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

  The Company has entered into or will enter into individual indemnity agreements with each of its present and future directors and officers embodying the provisions of Section 25 of the By-Laws a form of which indemnity agreement is included as Exhibit 99.

  Pursuant to Section 7 of the Underwriting Agreement, which is Exhibit 1 hereto, the underwriters named therein have agreed to indemnify the Company, its directors and certain of its officers against certain civil liabilities, including civil liabilities under the Securities Act of 1933 (the "Act").

  The Company carries Directors and Officers Liability Insurance with a limit of $210 million to the extent authorized by the By-Laws of the Company and the laws of the State of Delaware.

Item 16. Exhibits.

          1   Form of proposed Underwriting Agreement.*

          4.1 Form of proposed Debt Securities.*

          4.2 Indenture, dated as of May 15, 1985, between the Company and The
              Chase Manhattan Bank, N.A., Trustee, relating to the securities being registered.*

          4.3 Indenture, dated as of January 1, 1992, between the Company and The Bank of New York, Trustee, relating to the securities being registered.*

          5   Opinion with consent of Diane A. Ward, Esq., Counsel --
              Securities and Finance of the Company.*

         12   Statement of computation of ratio of earnings to fixed charges.*

         23.1 Consent of Diane A. Ward, Esq., Counsel -- Securities and Finance of the Company (included in Exhibit 5).*

         23.2 Consent of PricewaterhouseCoopers LLP.

         24   Power of Attorney.

         25.1 Statement of eligibility of The Chase Manhattan Bank, N.A., as
              Trustee.*

         25.2 Statement of eligibility of The Bank of New York, as Trustee.*

         99   Form of Indemnity Agreement.*

    --------
    *Previously filed on January 27, 1999.

Item 17. Undertakings.

  A. Undertaking Pursuant to Rule 415.

  The Company hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

   provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termina-tion of the offering.

  B. Undertaking Regarding Filings Incorporating Subsequent Exchange Act Documents by Reference.

  The Company hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  C. Undertaking in Respect of Indemnification.

  Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described and the documents referenced under Item 15 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  D. Undertaking Pursuant to Rule 430A.

  The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Act, the informa-tion omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 6th day of April, 1999.

                                          ATLANTIC RICHFIELD COMPANY

                                          By:   * MICHAEL E. WILEY
                                             ----------------------------------
                                                  Michael E. Wiley
                                                 President and Chief
                                                  Operating Officer

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

                 Signature                           Title                 Date
                 ---------                           -----                 ----


            * MIKE R. BOWLIN                 Chairman of the Board,
___________________________________________ Chief Executive Officer
               Mike R. Bowlin                     and Director
        Principal executive officer


           * MARIE L. KNOWLES               Executive Vice President
___________________________________________   and Chief Financial
              Marie L. Knowles                      Officer
        Principal financial officer


            * FRANK D. BOREN                        Director
___________________________________________
               Frank D. Boren


              * JOHN GAVIN                          Director
___________________________________________
                 John Gavin


              * KENT KRESA                          Director
___________________________________________
                 Kent Kresa


           * ARNOLD G. LANGBO                       Director
___________________________________________
              Arnold G. Langbo


          * DAVID T. McLAUGHLIN                     Director
___________________________________________
            David T. McLaughlin


           * JOHN B. SLAUGHTER                      Director
___________________________________________
             John B. Slaughter

                                                                        April 6, 1999

                 Signature                           Title                 Date
                 ---------                           -----                 ----


            * GARY L. TOOKER                        Director
___________________________________________
               Gary L. Tooker


              * HENRY WENDT                         Director
___________________________________________
                Henry Wendt


            * GAYLE E. WILSON                       Director
___________________________________________
              Gayle E. Wilson


           * ALLAN L. COMSTOCK                 Vice President and
___________________________________________        Controller
             Allan L. Comstock
        Principal accounting officer

* By
        /s/ ALLAN L. COMSTOCK                                        April 6, 1999
  ---------------------------------
          Allan L. Comstock
          (Attorney in fact)

                                 EXHIBIT INDEX

                                                                   Sequentially
        Exhibit                                                      Numbered
          No.                      Description                         Page
        -------                    -----------                     ------------
         1      Form of proposed Underwriting Agreement.*

         4.1    Form of proposed Debt Securities.*

         4.2 Indenture, dated as of May 15, 1985, between the Company and The Chase Manhattan Bank, N.A.,
                Trustee, relating to the securities being registered.*

         4.3 Indenture, dated as of January 1, 1992, between the Company and The Bank of New York, Trustee, relating to the securities being registered.*

         5      Opinion with consent of Diane A. Ward, Esq.,
                Counsel -- Securities and Finance of the
                Company.*

        12 Statement of computation of ratio of earnings to fixed charges.*

        23.1    Consent of Diane A. Ward, Esq., Counsel --
                Securities and Finance of the Company (included in Exhibit 5).*

        23.2    Consent of PricewaterhouseCoopers LLP.

        24      Power of Attorney.

        25.1    Statement of eligibility of The Chase Manhattan
                Bank, N.A., as Trustee.*

                Statement of eligibility of The Bank of New
        25.2    York, as Trustee.*

        99      Form of Indemnity Agreement.*
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    *Previously filed on January 27, 1999.